                              FINANCING AGREEMENT




                        THE CIT GROUP/BUSINESS CREDIT, INC.
                              AS AGENT AND LENDER


                                      AND


                                  STROUDS, INC.
                                  (AS BORROWER)


                             DATED:   MARCH 27, 1998

























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                             TABLE OF CONTENTS

SECTION  1.  Definitions                                                3

SECTION  2.  Conditions Precedent                                      13

SECTION  3.  Revolving Loans                                           15

SECTION  4.  Intentionally Left Blank                                  18

SECTION  5.  Letters of Credit                                         18

SECTION  6.  Collateral                                                21

SECTION  7.  Representations, Warranties and Covenants                 23

SECTION  8.  Interest, Fees and Expenses                               29

SECTION  9.  Powers                                                    32

SECTION 10.  Events of Default and Remedies                            32

SECTION 11.  Termination                                               35

SECTION 12.  Miscellaneous                                             36

SECTION 13.  Agreement Between Lenders                                 37

SECTION 14.  Agency                                                    40

EXHIBITS

Exhibit A- Form of Assignment and Transfer Agreement

SCHEDULES

Schedule 1 - Existing Liens
Schedule 2 - Collateral Locations, Tradenames and Chief Executive Office

     The CIT Group/Business Credit, Inc., a New York corporation (hereinafter "CITBC"), with offices located at 300 South Grand Avenue, Third Floor, Los Angeles, CA 90071 (CITBC, and any other party hereafter becoming a Lender hereunder pursuant to Section 13.9 hereof each individually sometimes referred to as a "Lender" and collectively the "Lenders") and CITBC as Agent for the Lenders (hereinafter the "Agent") are pleased to confirm the terms and conditions under which the Lenders acting through the Agent shall make revolving loans and other financial accommodations to Strouds, Inc. (hereinafter the "Company"), a Delaware corporation with a principal place of business at 780 South Nogales Street, City of Industry, CA 91748.

SECTION 1.  DEFINITIONS

     1.1 For purposes of this Financing Agreement, the following terms shall be defined in the following manner:

     ACCOUNTS shall mean all of the Company's now existing and future: (A) accounts (as defined in the U.C.C.) and any and all other receivables, including Credit Card Receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of the Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (B) any and all instruments, documents, contract rights and chattel paper (all as such terms are defined in the U.C.C.) representing such accounts; (C) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (D) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (E) reserves and credit balances arising hereunder; (F) guarantees or collateral for any of the foregoing; (G) insurance policies or rights relating to any of the foregoing; and (H) cash and non-cash proceeds of any and all the foregoing.

     ACCOUNTS RECEIVABLE ADVANCE PERCENTAGE shall mean eighty-five percent
(85%).

     AGENT COMMITMENT LETTER shall mean the commitment letter dated February 18, 1998 issued by the Agent to, and accepted by, the Company.

     AGREED PERCENTAGE means (A) one and three-quarters percent (1.75%) if the Early Termination Date occurs prior to the first anniversary of the date hereof; (B) one and one half percent (1.5%) if the Early Termination Date occurs on or after the first anniversary of the date hereof but prior to the second anniversary of the date hereof; and (C) one percent (1.0%) if the Early Termination Date occurs on or after the second anniversary of the date hereof.

     ANNIVERSARY DATE shall have the meaning set forth in Section 11.1 hereof.

     ASSIGNMENT AND TRANSFER AGREEMENT shall mean the Assignment and Transfer Agreement in the form of Exhibit A hereto.

     AVAILABILITY shall mean at any time the excess of the lesser of the sum of (A) the Borrowing Base or (B) the Line of Credit over the sum of I) the outstanding aggregate amount of all Revolving Loans and Letters of Credit and
II) the Availability Reserve.

     AVAILABILITY RESERVE shall mean an amount equal to (A) collected and unpaid sales taxes, (B) delinquent rental payments for the Company s leased premises, and (C) such other reserves as the Agent deems necessary in its commercially reasonable judgment as a result of I) negative forecasts and/or trends in the Company s business, profits, operations or financial condition that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or II) other issues, circumstances, or facts that could otherwise reasonably be expected to negatively impact the Company, it s business, profits, operations, financial condition or assets.

     BLOCKED ACCOUNT(S) shall mean those accounts owned by the Company which are subject to satisfactory tri-party agreements with the Agent and which are designated for the deposit of proceeds of Collateral.

     BORROWING BASE shall mean the sum of (A) the outstanding Eligible Accounts Receivable of the Company multiplied by the Accounts Receivable Advance Percentage, plus (B) the lesser of I) the Inventory Loan Cap or II) the aggregate value of Eligible Inventory of the Company (as determined at the lower of cost or market on a first-in, first-out basis) multiplied by the Inventory Advance Percentage.

     BUSINESS DAY shall mean any day on which both the Agent and The Chase Manhattan Bank are open for business.

     CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Company.

     CAPITAL IMPROVEMENTS shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Company s business operations.

     CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of the Company.

     CHASE MANHATTAN RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

     CLOSING DATE shall mean the date on or after the date hereof on which the Agent on behalf of the Lenders makes the initial extension of credit hereunder in the form of Revolving Loans or Letters of Credit.
                                        4

     COLLATERAL shall mean all present and future Accounts, Inventory, Documents of Title, and Other Collateral of the Company.

     COLLATERAL MANAGEMENT FEE shall mean the sum of $50,000.00 which shall be paid to the Agent in accordance with Section 8.11 hereof to offset the expenses and costs of the Agent in connection with record keeping, analyzing and evaluating the Collateral.

     CREDIT CARD ACKNOWLEDGMENTS shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent s first priority security interest in the monies due and to become due to the Company (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer such amounts to the Blocked Account established for such purposes, as the same now exist or may hereafter by amended, modified, supplemented, extended, renewed, restated or replaced.

     CREDIT CARD AGREEMENTS shall mean all agreements now or hereafter entered into by the Company with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     CREDIT CARD ISSUER shall mean any person (including, without limitation, a bank) (other than the Company) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other bank or non-bank credit or debit cards.

     CREDIT CARD PROCESSOR shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing, transfer and/or payment procedures with respect to sales transactions of the Company involving credit cards or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

     CREDIT CARD RECEIVABLES shall mean collectively, (A) all present and future rights of the Company to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (B) all present and future rights of the Company to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card.

     CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for the Company, prepared in accordance with GAAP.

     CUSTOMARILY PERMITTED LIENS shall mean: (A) liens of local or state authorities for franchise or other like taxes provided the aggregate amount of such liens shall not exceed $100,000.00 in the aggregate at any one time (other than such liens which are being contested in good faith by appropriate proceedings or other time; appropriate actions which are sufficient to prevent imminent foreclosure of such liens); (B) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(C) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (D) liens of or resulting from any judgement or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the Company is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (E) with respect to any premises: easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances with which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or impair the use or operation of the Collateral by the Company, or materially interfere with the ordinary conduct of the business of the Company; and (F) purchase money security interests in equipment and liens of lessors under Capital Leases to the extent that the acquisition or lease of the underlying asset is permitted pursuant to this Agreement, the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset.

     DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

     DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of two and one quarter percent (2.25%) and the Chase Manhattan Rate, which the Agent on behalf of the Lenders shall be entitled to charge the Company on all Obligations owed to the Agent on behalf of the Lenders by the Company to the extent provided in Section 10.2 hereof.

     DOCUMENTATION FEE shall mean the Agent's fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

     DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the U.C.C.) relating to Accounts and Inventory, including, without limitation, all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not, and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.


     EARLY TERMINATION DATE shall mean any date other than an Anniversary Date on which the Company terminates this Financing Agreement or the Line of Credit.

     EARLY TERMINATION FEE shall: (A) mean the fee that the Agent on behalf of the Lenders is entitled to charge the Company in the event the Line of Credit or this Financing Agreement is terminated on a date prior to any Anniversary Date; and (B) be determined by calculating the sum of I) the average daily loan balance under the Revolving Loan and II) the average daily balance of Letters of Credit for the period from the date of this Financing Agreement to the Early Termination Date, and multiplying such sum by the Agreed Percentage. Notwithstanding the foregoing, (A) should CITBC act as lead agent on a new financing facility which results in the repayment and termination of this Financing Agreement, any Early Termination Fee due CITBC as Agent on behalf of the Lenders hereunder shall be is hereby waived, and (B) should CITBC act as a co-agent or participant in a new financing facility which results in the repayment and termination of this Financing Agreement, fifty percent (50%) of any Early Termination Fee due CITBC as Agent on behalf of the Lenders hereunder is hereby waived.

     EBITDA shall mean, for any period, all earnings before all interest, tax obligations and depreciation and amortization expense for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Company but excluding the effect of extraordinary and/or non-recurring gains or losses for such period.

     ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Company's Credit Card Receivables that are subject to a valid, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders and which conform to the warranties contained herein and at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment based upon customary practices in the commercial finance industry or in the lending practices of the Agent and/or the Lenders, less, without duplication, the sum of (A) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and (B) reserves for:
I) accounts that remain unpaid more than ten (10) days from the date of the transaction; II) contras; III) bill and hold (deferred shipment) or consignment sales; IV) an amount representing, historically, returns, discounts, claims, credits and allowances; and V) any other reasons deemed necessary by the Agent in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders.

     ELIGIBLE INVENTORY shall mean the gross amount of the Company's Inventory (inclusive of otherwise Eligible Inventory purchased pursuant to documentary Letters of Credit under this Financing Agreement) that is subject to a valid, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders and which conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, any work-in-process, supplies (other than raw material), goods not present in the United States of America, goods returned or rejected by the Company's customers (other than goods that are undamaged and resalable in the normal course of business), goods to be returned to the Company's suppliers, goods in transit to third parties, and goods in transit from third parties (other than goods in transit between the Company or it s agents and warehouses with which a reasonably satisfactory notice of security interest agreement has been executed), and less any reserves required by the Agent in its reasonable discretion for special order goods, market value declines, goods subject to and bill and hold (deferred shipment) or consignment sales, damaged goods, and obsolete goods. Eligible Inventory shall not include Inventory in possession of a distribution center, warehouseman, bailee or other third party, unless such distribution center, warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance reasonably satisfactory to the Agent) and the Agent has taken all other action required to perfect its security interest in such Inventory.

     EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in the U.C.C.) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort .

     ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

     EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 hereof.

     EXECUTIVE OFFICERS shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of the Company.

     FINANCING AGREEMENT, HEREOF, HERETO, HEREUNDER and words of similar meaning shall mean this Financing Agreement including any exhibits or schedules, as such Financing Agreement may from time to time be amended, modified or supplemented.

     FIXED CHARGE COVERAGE RATIO shall mean, for any period, the ratio determined by dividing EBITDA by the sum of (A) all interest obligations paid or due, (B) all principal payments made or due on long-term debt, (C) Capital

Expenditures paid for in cash by the Company and (D) all federal, state and local income tax expenses due and payable.

     GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

     GENERAL INTANGIBLES shall mean all present and hereafter acquired general intangibles (as defined in the U.C.C) including, without limitation, all right, title and interest in and to all tradenames, Trademarks (together with the goodwill associated therewith), Patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

     INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are either: (A) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (B) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

     INVENTORY shall mean all of the Company's present and hereafter acquired inventory (as defined in the U.C.C.) including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

     INVENTORY ADVANCE PERCENTAGE shall mean the lesser of I) seventy-five percent (75%) or II) ninety percent (90%) of orderly liquidation value as a percentage of total Inventory cost, as determined by the most recent Inventory appraisal as provided for in Section 7.13 hereof.

     INVENTORY LOAN CAP shall mean $50,000,000.00.

     INVESTMENT PROPERTY shall mean all of the Company s present and hereafter acquired securities, securities entitlements, securities accounts and other investment property (as such terms are defined in the U.C.C.).

     ISSUING BANK shall mean the bank issuing Letters of Credit for the account of the Company.

     LETTERS OF CREDIT shall mean all letters of credit issued hereunder with the assistance of the Agent on behalf of the Lenders by the Issuing Bank for or on behalf of the Company.

     LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by the Agent on behalf of the Lenders to the Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's reimbursement agreement, application for letter of credit or other like document.
                                        9

     LETTER OF CREDIT GUARANTY FEE shall mean the fee the Agent on behalf of the Lenders may charge the Company under Section 8.6 hereof for: (A) issuing the Letter of Credit Guaranty or (B) otherwise aiding the Company in obtaining Letters of Credit.

     LETTER OF CREDIT SUB-LINE shall mean $7,000,000.00 in the aggregate.

     LIBOR shall mean at any time subject to availability, for each Libor Period, the higher of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks for such Libor Period as (A) quoted by Chase Manhattan Bank, (B) published under "Money Rates" in the New York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor then in any publication used in the New York City financial community or (C) determined by the Agent based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London Time).

     LIBOR LOAN shall mean that portion of the Revolving Loans for which the Company has elected to use Libor for interest rate computations.

     LIBOR PERIOD shall mean the Libor for one month, two month, three month or six month U.S. dollar deposits, as selected by the Company.

     LINE OF CREDIT shall mean the commitment of the Lenders to make Revolving Loans pursuant to Section 3 hereof and to assist the Company in obtaining Letters of Credit pursuant to Section 5 hereof in the aggregate amount equal to $50,000,000.00.

     LINE OF CREDIT FEE shall: (A) mean the fee due the Agent for the benefit of the Lenders at the end of each month for the Line of Credit, in accordance with, and pursuant to, the provisions of Section 8.9 hereof, and (B) be determined by multiplying I) the difference between (x) the Line of Credit, and (y) the sum of the average daily balance of Revolving Loans and the average daily balance of Letters of Credit outstanding for said month, by (II) three-eighths of one percent (0.375%) per annum for the number of days in said month.

     LOAN FACILITY FEE shall mean the fee payable to the Agent for the benefit of the Lenders in accordance with, and pursuant to, the provisions of
Section 8.10 hereof.

     NET WORTH shall mean assets in excess of liabilities, determined in accordance with GAAP, on a consistent basis with the latest audited statements.

     OBLIGATIONS shall mean all loans and advances made or to be made hereunder by the Agent and/or the Lenders to the Company or to others for the Company's account (including, without limitation, all Revolving Loans and Letters of Credit); any and all indebtedness and obligations which may at any time be owing by the Company to the Agent and/or the Lenders hereunder arising, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to the Agent and/or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness or obligations incurred by, or imposed on, the Agent and/or the Lenders in connection with or arising out of this Agreement as a result of environmental claims arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to the Agent and/or the Lenders as maker or endorser on any promissory note or other instrument for the payment of money; the Company's liability to the Agent and/or the Lenders under any instrument of guaranty or indemnity hereunder, or arising under any guaranty, endorsement or undertaking hereunder which the Agent and/or the Lenders may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, the Agent's (on behalf of the Lenders) acceptance of drafts or the Agent's (on behalf of the Lenders) endorsement of notes or other instruments for the Company's account and benefit.

     OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

     OTHER COLLATERAL shall mean (A) all now owned and hereafter acquired deposit accounts maintained by or one behalf of the Company with any bank or financial institution; (B) all of the Company s cash and other monies and property in the possession or control of the Agent and/or the Lenders; (C) all of the Company s books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and (D) all cash and non-cash proceeds of the foregoing.

     OUT-OF-POCKET EXPENSES shall mean all of the Agent's reasonable present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the reasonable cost of record searches, appraisal fees, third party field examination fees, all reasonable costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent and/or the Lenders due to "insufficient funds" of deposited checks and the Agent's standard fee relating thereto, any amounts paid by, incurred by or charged to the Agent on behalf of the Lenders by the Issuing Bank under the Letter of Credit Guaranty or the Company's reimbursement agreement, application for letter of credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder, reasonable outside counsel fees, fees and taxes relative to the filing of financing statements, and all reasonable expenses, costs and fees set forth in Section 10.3 hereof.

     PATENTS shall mean all present and hereafter acquired patents and/or patent rights of the Company and all cash and non-cash proceeds thereof.
                                        11

     PERMITTED ENCUMBRANCES shall mean: (A) liens existing on the date hereof and listed on Schedule 1 hereto and other liens expressly permitted , or consented to, by the Agent; (B) Purchase Money Liens; (C) Customarily Permitted Liens; (D) liens granted the Agent for the benefit of the Lenders by the Company; (E) liens of judgment creditors provided such liens do not exceed, in the aggregate , at any time, $100,000.00 (other than liens bonded or insured to the reasonable satisfaction of the Agent and liens which the Company is in good faith prosecuting on appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured); (F) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not for taxes due the United States of America; (G) the replacement, extension or removal of any lien on Equipment existing on the date hereof; and (H) any lien on Equipment that is substituted collateral for Equipment on which the holder of such lien previously had a lien.

     PERMITTED INDEBTEDNESS shall mean: (A) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (B) the indebtedness secured by the Purchase Money Liens; (C) indebtedness arising under the Letters of Credit and this Financing Agreement; (D) trade payables, leases, and other contractual obligations (not to exceed $5,000,000.00 in the aggregate at any time) and deferred taxes and other expenses incurred in the ordinary course of business; (E) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent and the Lenders or otherwise disclosed to the Agent in writing; (F) liabilities under any Plan (as defined in ERISA) and any other employee benefit obligations and liabilities; and (G) indebtedness incurred in connection with future real property leases.

     PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired on or after the date of this Financing Agreement provided that (A) each such lien shall attach only to the property to be acquired, (B) a description of the property so acquired is furnished to the Agent and (C) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $5,000,000.00 in any fiscal year.

     REQUIRED LENDERS shall mean Lenders holding more than fifty percent (50%) of the outstanding loans, advances, extensions of credit and commitments to the Company hereunder.

     REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Company by the Agent on behalf of the Lenders pursuant to Section 3 hereof.

     REVOLVING LOAN ACCOUNT shall have the meaning specified in Section 3.6 hereof.

     SETTLEMENT DATE shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the
                                        12

Lenders shall settle amongst themselves so that (A) the Agent shall not have, as Agent, any money at risk and (B) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

     TRADEMARKS shall mean all present and hereafter acquired trademarks and/or trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

     U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in the State of California.

SECTION 2.  CONDITIONS PRECEDENT

     2.1 The obligation of the Agent and the Lenders to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

     (A) LIEN SEARCHES - The Agent shall have received tax, judgment and Uniform Commercial Code searches reasonably satisfactory to the Agent for all locations presently occupied or used by the Company.

     (B) CASUALTY INSURANCE - The Company shall have delivered to the Agent evidence reasonably satisfactory to the Agent that casualty insurance policies listing the Agent as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in paragraph (a) of Section 7.5 hereof.

     (C) U.C.C. FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of the Agent for the benefit of the Lenders, a first and exclusive perfected security interest in the Collateral (subject to Permitted Encumbrances) with respect to which a security interest may be perfected by a filing under the U.C.C. shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent for the benefit of the Lenders a perfected lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence reasonably satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full.

     (D) OPINIONS - Subject to the filing, priority and remedies provisions of the U.C.C., the provisions of the Bankruptcy Code, insolvency statutes or other like laws, the equity powers of a court of law and such other matters as may be agreed upon with the Agent, counsel for the Company shall have delivered to the Agent an opinion reasonably satisfactory to the Agent.

     (E) ADDITIONAL DOCUMENTS - The Company shall have executed and delivered to the Agent all loan documents necessary to consummate the lending arrangement contemplated hereunder.
                                        13

     (F) BOARD RESOLUTIONS - The Agent shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of I) this Financing Agreement and II) any related agreements, certified by the Secretary or Assistant Secretary of the Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers executing such agreements and any certificate or other documents to be delivered by them pursuant hereto.

     (G) CORPORATE ORGANIZATION - The Agent shall have received I) a copy of the Certificate of Incorporation of the Company certified by the applicable authority in the Company s State of organization, and II) a copy of the By-Laws (as amended through the date hereof) of the Company, certified by the Secretary or Assistant Secretary thereof.

     (H) OFFICER'S CERTIFICATE - The Agent shall have received an executed Officer's Certificate of the Company, reasonably satisfactory in form and substance to the Agent, certifying that I) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties relate to a specific date in which case such representations and warranties shall be true and correct as of such date; II) the Company is in compliance with all of the terms and provisions set forth herein in all material respects; and III) no Default or Event of Default has occurred and is continuing.

     (I) ABSENCE OF DEFAULT AND MATERIAL ADVERSE CHANGE - No Default, Event of Default or material adverse change in the financial condition, business, profits, operations or assets of the Company shall have occurred.

     (J) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement, there shall be no I) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement, II) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or III) to the best knowledge of the Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, which, in the reasonable opinion of the Agent if adversely determined could reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company and its subsidiaries, taken as a whole.

     (K) DISBURSEMENT AUTHORIZATION - The Company shall have delivered to the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form reasonably acceptable to the Agent.

     (L) EXAMINATION & VERIFICATION; AVAILABILITY - The Agent shall have completed to the satisfaction of the Agent an examination and verification of the Accounts, Inventory, and books and records of the Company, which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing, the Company shall have an opening additional Availability of not less than $10,000,000.00.

     (M) BLOCKED ACCOUNT(S); PAYMENT DIRECTION - The Company shall have entered into Blocked Account agreement(s) in form and substance reasonably satisfactory to the Agent and shall have provided the Agent with reasonably satisfactory evidence that the Company has directed all proceeds from the sale of Inventory to such Blocked Account(s).

     (N) EXISTING REVOLVING CREDIT AGREEMENT - I) The Company's existing credit agreement with BankAmerica Business Credit, Inc. shall be terminated,
II) all loans and obligations of the Company thereunder shall be paid or satisfied in full utilizing the proceeds of the initial Revolving Loans to be made under this Financing Agreement and III) all liens upon or security interest in favor of BankAmerica Business Credit, Inc., in connection therewith shall be terminated and/or released upon such payment.

     (O) THE AGENT COMMITMENT LETTER - The Company shall have fully complied with all of the terms and conditions of the Agent Commitment Letter.

     2.2 Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent in
Section 2.1 shall have been deemed satisfied except as the Company and the Agent shall otherwise agree in a separate writing referencing this Section 2.2.

SECTION 3.  REVOLVING LOANS

     3.1 The Lenders agree, subject to the terms and conditions of this Financing Agreement from time to time, and within the Availability, but subject to Lenders' right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Each request shall constitute, unless otherwise disclosed in writing to the Agent and the Lenders a representation and warranty by the Company that after giving effect to the requested advance, no Default or Event of Default has occurred and is continuing and that such requested Revolving Loan is within Availability. All requests for loans and advances must be received by an officer of the Agent no later than 2:00 p.m., Eastern time, of the Business Day on which such loans and advances are required. Should the Agent for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in the Agent's sole discretion, subject to any additional terms the Agent deems necessary.

     3.2 In furtherance of the continuing assignment and security interest in the Company's Accounts, the Company will, upon the creation of Accounts, execute and deliver to the Agent in such form and manner as the Agent may
                                        15
reasonably require, solely for the Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts as the Agent may reasonably request, and such other appropriate reports as are otherwise required to be provided hereunder designating, identifying and describing the Accounts as the Agent may reasonably require. In addition, upon the Agent's request the Company shall provide the Agent with copies of agreements (including Credit Card Agreements) with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein.
The Company hereby authorizes the Agent to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

     3.3 The Company hereby represents and warrants that: (A) each Credit Card Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; (B) the Inventory being sold and the Credit Card Receivables created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (C) the invoices evidencing such Credit Card Receivables are in the name of the Company ; and (D) the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business. The Company confirms to the Agent that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company prior to delinquency unless contested in good faith and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts as the Agent may reasonably require and agrees that the books and records of the Company will reflect the Agent's interest in the Accounts. All of the books and records of the Company will be available to the Agent upon reasonable advance notice during normal business hours (except that no advance notice need by given if an Event of Default has occurred and is continuing), including any records handled or maintained for the Company by any other company or entity.

     3.4 The Company may and will enforce, collect and receive all amounts owing on the Accounts for the Agent's and Lenders' benefit and on their behalf, but at the Company's expense; however, such privilege shall terminate automatically upon the institution by or against the Company of any proceeding under any bankruptcy or insolvency law or, at the election of the Agent, upon
                                        16
the occurrence and during the continuation of any other Event of Default and until such Event of Default is waived. Any checks, cash, notes or other instruments or property received by the Company with respect to any Accounts shall be held by the Company in trust for the Agent for the benefit of the Lenders, separate from the Company's own property and funds, and promptly turned over to the Agent with proper assignments or endorsements by deposit to the Blocked Accounts. All amounts received by the Agent in payment of Accounts will be credited to the Company's accounts upon the Agent's receipt of "collected funds" at the Agent's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 p.m. Eastern time or on the next succeeding Business Day if received after 1:00 p.m. Eastern time. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

     3.5 The Company agrees to notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Company agrees to issue credit memoranda promptly (with duplicates to the Agent upon written request after the occurrence and during the continuation of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until the Agent has notified the Company in writing that an Event of Default has occurred and is continuing and that all future credits or allowances are to be made only after the Agent's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured, and on written notice from the Agent the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with the Agent's name and held by the Company for the Agent's account as owner and assignee.

     3.6 The Agent shall maintain a separate account on its books in the Company's name (the "Revolving Loan Account") in which the Company will be charged with loans and advances made by the Agent to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to the Agent and the Lenders by the Company. The Company will be credited with all amounts received by the Agent and/or the Lenders from the Company or from others for the Company's account, including, as set forth above, all amounts received by the Agent in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

     3.7 After the end of each month, the Agent shall promptly send the Company a statement showing, in reasonable detail, the accounting for the charges, loans, advances and other transactions occurring among the Agent and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company, absent manifest error, and shall constitute an account stated between the Company and the Agent unless the Agent receives a written statement disputing such statements within thirty (30) days of the date of delivery by the Agent to the Company of the monthly statement.

     3.8 In the event that (A) the sum of I) the outstanding balance of Revolving Loans and II) the outstanding balance of Letters of Credit exceeds
(B) the maximum amount thereof available under Sections 3 and 5 hereof (herein the amount of any such excess shall be referred to as the "Excess"), such Excess shall be due and payable to the Agent for the benefit of the Lenders immediately upon the Agent's demand therefor.

SECTION 4.  INTENTIONALLY LEFT BLANK

SECTION 5.  LETTERS OF CREDIT

     In order to assist the Company in establishing or opening documentary and/or standby Letters of Credit with an Issuing Bank to cover the purchase of imported Inventory and for other purposes approved by the Agent, the Company has requested the Agent in behalf of the Lenders to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Agent's and Lenders' credit to the Company and the Agent and the Lenders have agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

     5.1 Within the Line of Credit and Availability, the Agent and the Lenders shall assist the Company in obtaining Letters of Credit in an aggregate amount outstanding at any time equal to or less than the Letter of Credit Sub-Line. The Agent's and Lenders'Lender's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the terms, conditions and purpose (if other than to purchase imported Inventory) of each Letter of Credit (and any modifications thereof) shall be subject to the prior approval of the Agent in the exercise of its reasonable discretion. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuation of an Event of Default, the Agent's and Lenders' assistance in connection with any Letter of Credit Guaranty shall be in the Agent's sole discretion unless such Event of Default is waived or cured.

     5.2 The Agent shall have the right, without notice to the Company, to charge the Company's Revolving Loan Account on the Agent's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent under any Letter of Credit Guaranty at the earlier of
(A) payment by the Agent under such Letter of Credit Guaranty, or (B) the occurrence and continuation of an Event of Default under Section 10.1(a) or

(c). Any amount charged to Company's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in
Section 8.1 hereof.

     5.3 The Company unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent and/or the Lenders arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Lenders under the Letters of Credit Guaranty (it being understood that any payment by the Company hereunder is without prejudice to, and does not constitute a waiver of, any rights the Company might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Company thereof). The Company further agrees to hold the Agent and the Lenders harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to the Agent and the Lenders under this Section 5.3 shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's and/or the Lenders' gross negligence or willful misconduct. Subject to this Section 5.3, the Company agrees that any charges incurred by the Agent and/or the Lenders for the Company's account by the Issuing Bank shall be conclusive on the Agent and the Lenders and may be charged to the Company's Revolving Loan Account.

     5.4 In connection with the issuance of Letters of Credit, the Agent and/or the Lenders shall not be responsible for: (A) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any Letter of Credit documents; (B) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the Letter of Credit documents; (C) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (D) the time, place, manner or order in which shipment is made; (E) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (F) any deviation from instructions; (G) delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or (H) any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, the Agent and/or the Lenders shall not be responsible for any act or omission in connection with the issuance of a Letter of Credit with respect to or in connection with any Collateral.

     5.5 Except as otherwise provided herein, the Company agrees that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put the Agent and/or the Lenders in any resulting liability to the Company. In furtherance thereof, but subject to
Section 5.6 below, the Agent shall have the full right and authority to clear and resolve any questions of non-compliance of Letters of Credit documents; to give any instructions as to acceptance or rejection of any Letter of Credit documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent all without any notice to or any consent from the Company.

     5.6 Without the Agent's express consent and endorsement in writing, the Company agrees: (A) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (B) after the occurrence of an Event of Default which is not cured or waived, not to I) clear and resolve any questions of non-compliance of Letter of Credit documents, or II) give any instructions as to acceptances or rejection of any Letter of Credit documents or goods.

     5.7 The Company agrees that any necessary material import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly complied with in all material respects; and any certificates in that regard that the Agent may at any time reasonably request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance in all material respects with the laws and regulations of the countries in which the shipments originate and terminate, and, to the best of the Company s knowledge, are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies payable in connection with such Collateral. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

     5.8 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent for the benefit of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent for the benefit of the Lenders and apply in all respects to the Agent for the benefit of the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6.  COLLATERAL

     6.1 As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by the Agent and/or the Lenders pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to the Agent for the benefit of the Lenders a continuing general lien upon and security interest in all of its:

     (A) present and hereafter acquired Inventory;

     (B) present and future Accounts;

     (C) present and future Documents of Title; and

     (D) present and future Other Collateral.

     6.2 The security interests granted hereunder shall extend and attach to:

     (A) all Collateral which is presently in existence and which is owned by the Company, whether held by the Company or others for its account (B) all Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent in accordance with this Financing Agreement or the Company from the Company's customers, as well as to all supplies, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

     6.3 The Company agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the regular course of the business of the Company as herein provided. Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to the Agent for the benefit of the Lenders by deposit in the Blocked Accounts. The Agent shall have the right to withdraw this permission at any time upon the occurrence and during the continuation of an Event of Default and until such time as such Event of Default is waived or cured, in which event no further disposition shall be made of the Inventory by the Company without the Agent's prior written approval. Sales of Inventory in which a lien upon, or security interest in, such Inventory is retained by the

Company shall be made by the Company only with the approval of the Agent, and the proceeds of such sales of Inventory shall be delivered promptly by the Company to the Agent in kind by deposit to the Blocked Account(s). Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

     6.4. The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and marketable condition, reasonable wear and tear excepted, making any and all such repairs and replacements when and where necessary. The Company also agrees to safeguard and protect all Equipment and make no disposition thereof unless the Company first obtains the prior written approval of the Agent. Notwithstanding anything hereinabove contained to the contrary, the Company may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Company's operations, provided, however, that (I) such sale is made in connection with a store closure, (II) such Equipment is subject to a Permitted Encumbrance, or (III) the then fair market value of the Equipment so disposed of does not exceed $1,000,000.00 in the aggregate in any fiscal year, provided, however, that the aforesaid right shall automatically cease upon the occurrence and during the continuation of an Event of Default which is not waived or cured.

     6.5 The rights and security interests granted to the Agent for the benefit of the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of the Agent may from time to time be temporarily in a credit position , until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent and/or the Lenders to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     6.6 To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or the Lenders' rights hereunder.

     6.7 To the extent they constitute Collateral, any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Agent may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Company s Revolving Loan Account when due.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1   The Company hereby warrants and represents and/or covenants that:
(A) the fair value of the Company's assets exceeds the book value of the Company's liabilities; (B) the Company is generally able to pay its debts as they become due and payable; (C) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances; (D) Schedule 2 hereto correctly and completely sets forth the Company's chief executive office, all of the Company's Collateral locations, and all tradenames of the Company; (E) except for the Permitted Encumbrances, upon the proper filing of UCC-1 financing statements the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; (F) except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein in favor of the Agent for the benefit of the Lenders, free and clear of any and all claims or liens in favor of others; (G) the Company will at its expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; (H) that the Company will not grant, create or permit to exist, any lien upon or security interest in I) the Collateral, or any proceeds thereof, or II) in the Equipment, General Intangibles, Investment Property or Real Estate, Property or real estate, or any proceeds thereof, in either instance in favor of any other person other than the holders of the Permitted Encumbrances; and (I) the Equipment does not comprise a part of the Inventory of the Company and that the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company without the prior written approval (such approval not to be unreasonably withheld) of the Agent except as otherwise permitted in Section 6.4 hereof.

     7.2 The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require. The Company agrees that upon prior notice (no prior notice shall be required if an Event of Default has occurred and is continuing) the Agent or its agents may enter upon the Company's premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Company agrees to afford the Agent prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Agent herein.

     7.3 The Company agrees to execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, schedules and such other information and documentation as the Agent may reasonably require, designating, identifying or describing the Collateral pledged to the Agent hereunder. Without limiting the foregoing, the Company shall provide the Agent with the following items, in such detail as the Agent shall reasonably require: (A) once each month, as soon as available, but in any event not later than the 30th day of each month (in respect of the immediately preceding month), so long as the Company has Availability of not less than $5,000,000.00, and otherwise once per week, not later than the sixth Business Day following the end of such week, a borrowing base certificate, certified by an Executive Officer; (B) once per month, as soon as available, but in any event not later than the 30th day of each month (in respect of the immediately preceding month), so long as the Company has Availability of not less than $5,000,000.00, and otherwise once per week, a trial balance of all Accounts existing as of the immediately preceding Business Day; and (C) as soon as available, but in any event not later than the 30th day of each month (in respect of the immediately preceding month) so long as the Company has Availability of not less than $5,000,000.00, and otherwise once per week, not later than the sixth Business Day following the end of such week, a summary of Inventory as of the last day of the preceding month, certified by an Executive Officer. The Company's failure, however, to promptly give the Agent such statements, schedules or such other information or documentation shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral.

     7.4 The Company agrees to comply with the requirements of all state laws in order to grant to the Agent valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by the Company to the extent permitted by applicable law, to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever the Agent may reasonably request, from time to time, by way of:
(A) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (B) cooperating with the Agent's custodians; (C) keeping Collateral records; (D) transferring proceeds of Collateral to the Agent's possession; and (E) performing such further acts as the Agent may reasonably require in order to effect the purposes of this Financing Agreement.

     7.5 (A) The Company agrees to maintain insurance on the Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent (the Required Insurance ). All policies covering the Inventory are, subject to the rights of any holders of Permitted

Encumbrances holding claims senior to the Agent, to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Inventory and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. Upon the occurrence and during the continuation of an Event of Default which is not waived or cured, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     (B) Unless the Company provides the Agent with evidence of the Required Insurance in the manner set forth in paragraph (a) above within 5 Business Days following request by the Agent for such evidence, the Agent may purchase insurance at the Company s expense to protect the Agent s and the Lender s interests in the Collateral. The insurance purchased by the Agent may, but need not, protect the Company s interests in the Collateral, and therefore such insurance may not pay any claim which the Company makes or any claim which is made against the Company in connection with the Collateral. The Company may later request that the Agent cancel (and the Agent shall cancel) any insurance purchased by the Agent, but only after providing the Agent with reasonably satisfactory evidence that the Company has the Required Insurance. If the Agent purchases insurance covering all or any portion of the Collateral, the company shall be responsible for the costs of such insurance, including interest (at the Chase Manhattan Rate plus the applicable margin) and other charges accruing on the purchase price therefor, until the effective date of the cancellation or expiration of the insurance, and the Agent may charge all of such costs, interest and other charges to the Revolving Loan Account when due. The costs of the premiums of any insurance purchased by the Agent may exceed the costs of the insurance which the Company may be able to purchase on its own. In the event that the Agent purchases insurance, the Agent will notify the Company of such purchase within ten (10) days after the date of such purchase. If, within ten (10) days of the date of such notice, the Company provides the Agent with proof that the Company s had the Required Insurance as of the date on which the Agent purchased insurance and the Company has continued at all times thereafter to have the Required Insurance, then the Agent shall promptly to cancel the insurance purchased by the Agent.

     (C) I) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall reduce the Revolving Loans;

     II) The Company agrees to pay any reasonable costs, fees or expenses which the Agent may reasonably incur in connection with this Section 7.5.

     7.6 The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral. If such taxes remain unpaid after the date fixed for the payment thereof (unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings) or if any lien shall be claimed thereunder (A) for taxes due the United States of America or (B) which in the Agent's reasonable opinion might create a valid obligation having priority over the rights granted to the Agent herein, then the Agent may, on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

     7.7 The Company: (A) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company and its subsidiaries, taken as a whole, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's rights or priority in the Collateral; and (B) agrees to comply in all material respects with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company and its subsidiaries, taken as a whole. The Company hereby indemnifies the Agent and the Lenders and agrees to defend and hold the Agent and the Lenders harmless from and against any and all loss, damage, claim, liability, injury or expense arising in connection with this Agreement which the Agent and/or the Lenders may sustain or incur in connection with any claim or expense asserted against the Agent and/or the Lenders as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's real property; or any claim or expense arising in connection with this Agreement which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices), and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder. The Company shall not be deemed to have breached any provision of this Section 7.7 if I) the failure to comply with the requirements of this Section 7.7 resulted from good faith error or innocent omission, II) the Company promptly commences and diligently pursues a cure of such breach, and III) such failure is cured within the later of (I) fifteen
(15) Business Days following the Company's receipt of notice of such failure, and (II) the date by which such failure is required to be cured pursuant to such environmental statute, act, rule, regulation or order.

     7.8 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless the Agent shall have otherwise consented in writing, the Company will furnish to the Agent and each Lender: (A) within ninety (90) days after the end of each fiscal year of the Company, a Consolidated Balance Sheet as at the close of such year, and consolidated statements of profit and loss, cash flow and reconciliation of surplus of the Company for such year, audited by independent public accountants selected by the Company and reasonably satisfactory to the Agent (the current auditor, KPMG Peat Marwick, is deemed satisfactory); (B) within thirty (30) days after the end of each month, and within sixty (60) days after any month that constitutes a fiscal year end of the Company, an unaudited Consolidated Balance Sheet as at the end of such month and unaudited consolidated statements of profit and loss, cash flow and reconciliation of surplus of the Company for such month and for the period commencing on the first day of the current fiscal year through the end of such month, certified by an authorized financial or accounting officer of the Company; (C) no later than sixty (60) days after the end of each fiscal year, monthly projections of the Consolidated Balance Sheet, the consolidated statements of profits and loss, cash flow and reconciliation of surplus of the Company and Availability for the forthcoming fiscal year; and (D) from time to time, such further information regarding the business affairs and financial condition of the Company as the Agent may reasonably request. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, of the Company pursuant to which any one such officer must certify that: (A) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; (B) during the particular accounting period: I) there has been no default or condition which, with the passage of time or notice, or both would constitute a Default or Event of Default under this Financing Agreement, that if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate, and II) the Company has not received any notice of cancellation with respect to its property insurance policies; (C) the exhibits attached to such financial statement(s) constitute reasonably detailed calculations showing compliance with all financial covenants contained in this Financing Agreement; and (D) all payments for sales taxes and for rental payments for all locations where Inventory is located, have been paid and are current. In the event, and at such times as, the Company has any subsidiaries, the required balance sheets and financial statements as required in this Section
7.8 shall also be provided with consolidating financial information.

     7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of the Agent, except as otherwise herein provided, the Company will not:

     (A) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, including but not limited to Equipment, General Intangibles and/or Investment Property, except for the Permitted Encumbrances;
                                        27

     (B) Incur or create any Indebtedness other than the Permitted Indebtedness or Indebtedness incurred hereunder;

     (C) Borrow any money on the security of the Company's Collateral from sources other than the Agent and the Lenders, other than Permitted Indebtedness;

     (D) Sell, lease, assign, transfer or otherwise dispose of I) Collateral, except as otherwise specifically permitted by this Financing Agreement, or II) either all or substantially all of the Company's assets, which do not constitute Collateral;

     (E) Merge, consolidate, form or create a subsidiary, or otherwise alter or modify its structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company or alter or modify its corporate name or its principal place of business on less than 30 days prior written notice to the Agent;

     (F) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (G) Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, other than dividends paid in capital stock of the Company; or

     (H) Make any advance or loan to, or any investment in, any firm, entity, person or corporation, except (i) extensions of trade credit to customers in the ordinary course of business, and (ii) loans to officers or employees of the Company in an aggregate principal amount not to exceed $1,000,000.00 at any time outstanding.

     7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Company shall maintain at all times a Net Worth of not less than $24,000,000.00, plus fifty percent (50%) of the Company s aggregate positive net income for each fiscal year (beginning with the fiscal year ending in February or March 1999), as set forth on the Company s year end financial statements. The Agent and the Lenders hereby agree that so long as the Company has Availability of $5,000,000.00 or more at all times, then the Company need not comply with this financial covenant.

     7.11  INTENTIONALLY LEFT BLANK

     7.12 The Company agrees to advise the Agent in writing of: (A) all expenditures (actual or anticipated) in excess of $150,000.00 for I) environmental clean-up, II) environmental compliance or III) environmental testing, and (B) any notices the Company receives from any local, state or federal authority advising the Company of any material environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide the Agent with copies of all such notices if so required to the extent permitted by applicable law.

     7.13 The Company agrees to provide the Agent, no later than sixty (60) days from the Closing Date, and every ninety (90) days thereafter, with an appraisal indicating the orderly liquidation value of the Inventory. Such appraisals shall be performed by Hilco Great American Group or any other appraiser reasonably acceptable to and engaged by the Agent, but shall be paid for by the Company.

     7.14 The Company agrees to request landlord waivers for all leased facilities where Inventory is located and will use reasonable efforts (without expenditure of funds) to obtain same.

SECTION 8.  INTEREST, FEES AND EXPENSES

     8.1 Interest on the outstanding balance of Revolving Loans shall be payable monthly as of the end of each month and shall accrue at a rate per annum set forth below, based on the Company s last twelve months Fixed Charge Coverage Ratio, as determined for the most recent fiscal quarter. Any change in the interest rate will be effective on the first day of the month following the Agent s receipt of the monthly financial statements delivered pursuant to
Section 7.8, on the average of the net balances owing by the Company to the Agent and/or the Lenders in the Company's Revolving Loan Account at the close of each day during such month. Failure of the Company to deliver the financial statements pursuant to Section 7.8, shall result in the highest applicable interest rate being charged on all Revolving Loans, provided, as of the first day of the month after which such failure is cured or waived, the interest rate set forth below will be charged:

         LAST TWELVE MONTHS             LIBOR RATE        CHASE MANHATTAN
LEVEL    FIXED CHARGE COVERAGE RATIO    PLUS         OR   RATE PLUS
------   ----------------------------   ----------   --   ---------------
I        Less than 1.00:1.00            2.50%        or   0.25%

II       Equal to 1.00:1.00, but less
         than or equal to 1.20:1.00     2.25%        or   0.00%

III      Greater than 1.20:1.00         2.00%        or   0.00%

     In the event of any change in said Chase Manhattan Rate, the rate provided for in the first sentence above shall change, as of the first of the month following any change. The rate hereunder shall be calculated based on a 360-day year. The Agent and the Lenders shall be entitled to charge the Company's Revolving Loan Account for all interest provided for herein when due until all Obligations have been paid in full.

     8.2   INTENTIONALLY LEFT BLANK

     8.3   INTENTIONALLY LEFT BLANK

     8.4   INTENTIONALLY LEFT BLANK

     8.5 The Company may elect to use Libor as to any outstanding Revolving Loans provided that there then exists no Default or Event of Default and the Company has so advised the Agent of its election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period. The election of Libor shall be effective, provided there then exists no Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000 or whole multiples thereof and there shall be no more than three (3) Libor Loans outstanding at one time. If no such election is timely made or can be made, or if the Libor rate can not be determined, then the Agent shall use the Chase Manhattan Rate plus the applicable margin to compute interest. In the event the Company requests any Libor election the Company shall pay to the Agent a $500 processing fee upon the effective date of each such Libor election hereunder. In addition, the Company shall pay to the Agent for the benefit of the Lenders, upon the written request of the Agent such amount or amounts as shall compensate the Agent and/or the Lenders for any loss, costs or expenses actually incurred by the Agent and/or the Lenders (as reasonably determined by the Agent and the Lenders) as a result of: (A) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (B) any failure of the Company to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Agent and/or the Lenders during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by the Agent and/or the Lenders upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by the Agent and/or the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Company, containing the Agent's and/or the Lenders' calculations thereof in reasonable detail, shall be conclusive on the Company, in the absence of manifest error. Calculation of all amounts payable to the Agent and/or the Lenders under this paragraph with regard to Libor Loans shall be made as though the Agent and the Lenders had actually funded the Libor Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Loans in an amount equal to the amount of the Libor Loans and having a maturity comparable to the relevant interest period, PROVIDED, that the Agent and the Lenders may fund each of the Libor Loans in any manner the Agent and the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this Section 8.5. In addition, notwithstanding anything to the contrary contained herein, the Agent and the Lenders shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by them from or on behalf of the Company initially to the loans accruing interest at the Chase Manhattan Rate then to Libor Loans, PROVIDED, that upon the occurrence and during the continuation of an Event of Default, or in the event the aggregate amount of outstanding Libor Loans exceeds Availability, the Agent and the Lenders may
                                        30
apply all such amounts received by them to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are Libor Loans, such application shall be treated as a prepayment of such loans and the Agent shall be entitled to indemnification hereunder.

     8.6 In consideration of the Letter of Credit Guaranty of the Agent, the Company shall pay the Agent for the benefit of the Lenders the Letter of Credit Guaranty Fee which shall be an amount equal to one percent (1%) per annum, payable monthly in arrears, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit.

     8.7 Any charges, fees, commissions, costs and expenses charged to the Agent for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when paid by the Agent and when made by any such Issuing Bank shall be conclusive on the Agent.

     8.8 The Company shall reimburse or pay the Agent, as the case may be, for all reasonable Out-of-Pocket Expenses and any applicable Documentation Fee. The Out-of-Pocket Expenses shall be deducted and paid from the Good Faith Deposit provided for in the Agent Commitment Letter.

     8.9 Commencing on the first day of the month following the month in which the Closing Date occurs, and on the first day of each month thereafter, the Company shall pay the Agent for the benefit of the Lenders the Line of Credit Fee.

     8.10 To induce the Agent and the Lenders to enter into this Financing Agreement and to extend to the Company the Revolving Loan and Letters of Credit, the Company shall pay to the Agent for the benefit of the Lenders a Loan Facility Fee in the amount of $200,000.00 payable upon execution of this Financing Agreement.

     8.11 On the date hereof and on each annual anniversary hereof the Company shall pay to the Agent the Collateral Management Fee, which shall be fully earned and not refundable or rebateable when due.

     8.12 After the occurrence and during the continuation of an Event of Default, the Company shall pay the Agent's standard charges for, and the fees and expenses of, the Agent's personnel used by the Agent for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral, which shall be in addition to the Collateral Management Fee.

     8.13 The Company hereby authorizes the Agent to charge the Company's Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which the Agent may so make to the Company's Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at the Agent's discretion.
                                        31

SECTION 9.  POWERS

     9.1 The Company hereby constitutes the Agent in behalf of the Lenders or any person or agent the Agent may designate in writing to the Company as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to the Agent and the Lenders have been paid in full:

     (A) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (B) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

     (C) To request from customers indebted on Accounts at any time, in the name of the Agent or the Company or that of the Agent's designee, information concerning the amounts owing on the Accounts;

     (D) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the Company's account; and

     (E) To take or bring, in the name of the Agent or the Company, all steps, actions, suits or proceedings reasonably deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

     9.2 Notwithstanding anything hereinabove contained to the contrary, the powers set forth in Section 9.1 above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived or cured.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

     10.1 Notwithstanding anything hereinabove to the contrary, the Lenders acting through the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

     (A) cessation of the business of the Company or the calling of a general meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;

     (B) the failure of the Company to generally meet debts as they mature;

     (C) the commencement by or against the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against the Company such proceeding is not dismissed or discharged within sixty (60) days after commencement thereof, and the Company is diligently contesting such proceedings;

     (D) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in paragraph e below) provided that such breach by the Company of any of the warranties, representations or covenants referred in this paragraph (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to the Agent's reasonable satisfaction for a period of ten (10) days from the date of such breach;

     (E) breach by the Company of any warranty, representation or covenant of
         Section 3.3 and Section 3.4; Section 6.3; and Sections 7.1, 7.6, and 7.9 through 7.11, inclusive;

     (F) failure of the Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Company's account on the due date thereof;

     (G) the Company shall I) engage in any "prohibited transaction" as defined in ERISA, II) incur any "accumulated funding deficiency" as defined in ERISA, III) incur any Reportable Event as defined in ERISA, IV) terminate any Plan, as defined in ERISA or V) engage in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA; and with respect to this paragraph g such event or condition x) remains uncured for a period of thirty
         (30) days from date of occurrence and y) could, in the reasonable opinion of the Agent, reasonably be expected to subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

     (H) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing any other Indebtedness of the Company having a principal amount in excess of $250,000.00; or

     (I) notwithstanding any contrary provision in any other agreement (including, without limitation, in any Blocked Account agreement) any termination, violation or modification of the terms, provisions, instructions or conditions in any Blocked Account agreement by the Company without the consent of the Agent, in each case which remains unremedied to the Agent s reasonable satisfaction for a period of ten
         (10) days from the date of such breach.

     10.2 Upon the occurrence of a Default and/or an Event of Default, the Agent may, at its option, declare that all loans, advances and extensions of credit provided for in Sections 3 and 5 hereof thereafter shall be made in the Agent's sole discretion and the obligation of the Agent and/or the Lenders to make Revolving Loans and/or arrange for issuance of Letters of Credit shall cease unless such Default or Event of Default is waived or cured. In addition, upon the occurrence of an Event of Default the Agent may (at its option) and shall at the direction of the Required Lenders declare that: (A) all Obligations shall become immediately due and payable; (B) the Default Rate of Interest shall be charged on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 hereof provided that with respect to this clause (b), the Agent has given the Company written notice of the Event of Default, (provided, that no notice is required if the Event of Default is the Event listed in paragraph (c) of Section 10.1) and the Company has failed to cure the Event of Default to the Agent s satisfaction within ten (10) days after the Agent delivered such notice in accordance with
Section 12.6 hereof (or within ten (10) days of the occurrence of the Event of Default, in the case of an Event of Default listed in paragraph (c) of Section 10.1); and (C) this Financing Agreement shall immediately terminate upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event listed in paragraph (c) of
Section 10.1. The exercise of any option is not exclusive of any other option which may be exercised at any time by the Agent and/or the Lenders.

     10.3 Immediately upon the occurrence and during the continuation of any Event of Default, the Agent may, to the extent permitted by law: (A) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (B) bring suit, in the name of the Company or the Agent on behalf of the Lenders, and generally shall have all other rights respecting said Accounts, including without limitation the right to: I) accelerate or extend the time of payment, II) settle, compromise, release in whole or in part any amounts owing on any Accounts and III) issue credits in the name of the Company or the Agent; (C) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (D) foreclose its security interests in the Collateral by any available judicial procedure, or to take possession of any or all of the Inventory and/or Other Collateral without judicial process, and to enter any premises where any Inventory and/or Other Collateral may be located for the purpose of taking possession of or removing the same and (E) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory shall require rebuilding,
                                        34
repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Agent shall deem appropriate. The Company agrees, at the request of the Agent, to assemble the Inventory and to make it available to the Agent at premises of the Company or elsewhere and to make available to the Agent the premises and facilities of the Company for the purpose of the Agent's taking possession of, removing or putting the Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Company's Obligations, whether due or to become due, in such order as the Agent may elect, and the Company shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom.
The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

SECTION 11. TERM AND TERMINATION

     11.1 This Financing Agreement shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for the initial term ending three (3) years from the date hereof (the Anniversary Date ), and from year to year thereafter (each an Anniversary Date), unless sooner terminated pursuant to the terms hereof.

     11.2 Except as otherwise permitted herein, the Company or any Lender acting through the Agent may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving each other party at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing, (A) the Lenders acting through the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided that if the Event of Default is an event listed in paragraph (c) of Section 10.1 hereof, the Agent and the Lenders may regard the Financing Agreement as terminated and notice to that effect is not required, and (B) the Company may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon sixty (60) days prior written notice to the Agent and the Lenders. Upon the effective date of such termination, the Company shall pay to the Agent for the benefit of the Lenders immediately on demand, the Early Termination Fee, if applicable. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent and the Lenders may withhold any balances in the Company's account (unless supplied with an indemnity reasonably satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent. All of the Agent's and Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.
                                        35

SECTION 12.  MISCELLANEOUS

     12.1 The Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notices of nonpayment. Any waiver of an Event of Default by the Agent on behalf of the Lenders must be in writing and signed by an officer of the Agent, and no delay or omission of the Agent or the Lenders or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     12.2 This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Company, the Agent and the Lenders; supersede any prior agreements; and shall bind and benefit the Company, the Agent and the Lenders and their respective successors and assigns. This Financing Agreement can be amended, modified or changed only by a writing signed by the Company, the Agent and the Required Lenders (unless the consent of all Lenders is required pursuant to Section 14.10 hereof).

     12.3 In no event shall the Company, upon demand by the Agent and/or the Lenders for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent and/or the Lenders shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent and/or the Lenders ever receive, collect or apply any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This Section 12.3 shall control every other provision hereof and of any other agreement made in connection herewith.

     12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     12.5 THE COMPANY, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

     12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three Business Days after deposit in the United States mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

     (a) if to the Agent, at:

          The CIT Group/Business Credit, Inc.
          300 South Grand Avenue, Third Floor
          Los Angeles, CA  90071
          Attn: Regional Credit Manager
          Fax No.: (213) 613-2588

     (b) if to any other party becoming a Lender hereunder to the address specified in the Assignment and Transfer Agreement

     (c) if to the Company at:

          Strouds, Inc.
          780 South Nogales Street
          City of Industry, CA  91748
          Attn: Chief Financial Officer
          Fax No.: (626) 964-0289

     With a copy to:

          Mary Ruhl, Esq.
          Latham & Watkins
          633 West Fifth Street
          Suite 4000
          Los Angeles, CA 90071-2007

or to such other address as any party may designate for itself by like notice.

     12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

SECTION 13.  AGREEMENT BETWEEN THE LENDERS

     13.1 (A) The Agent, for the account of the Lenders, shall disburse all loans and advances to the Company and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Company and for purposes of this Section 13 the Agent is using the funds of the Agent.

            (B) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Company that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Company without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Company the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

     13.2 On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations.

     13.3   INTENTIONALLY LEFT BLANK

     13.4 The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: (A) their pro rata portion of all fees, provided, however, that the Lenders (other than CITBC in its role as the Agent) shall I) not share in the Collateral Management Fee or Documentation Fees or the fees provided for in Section 8.12 hereof; and II) receive their share of the Loan Facility Fee in accordance with their respective agreements with the Agent; and (B) interest computed at the rate and as provided for in Section 8 hereof on all outstanding amounts advanced by the Lenders.

     13.5 (A) The Company acknowledges that the Lenders may sell, with the consent of the Company, which consent shall not be unreasonably withheld, participations in the loans and extensions of credit made and to be made to the Company hereunder. The Company further acknowledges that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 14.10 hereof.

            (B) The Company authorizes each Lender to disclose to any participant or purchasing lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and their affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Financing Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its affiliates prior to entering into this Financing Agreement; provided that prior to any such disclosure such Transferee shall have entered into a confidentiality agreement addressed to the Company on substantially the terms set forth in Section 14.13 hereof.

     13.6 The Company hereby agrees that each Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then any other Lender may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event the Company is so obligated to that other Lender.

     13.7 In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Company, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any reasonable expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Company or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that I) predate the date of this Financing Agreement or II) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

     13.8 Each of the Lenders agrees with each other Lender that any money or assets of the Company held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after I) the occurrence of an Event of Default and
II) the election by the Required Lenders to accelerate the Obligations. In addition, the Company authorizes, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

     13.9 Subject to Section 14.9 hereof, the Agent shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, the Revolving Loans and its rights and obligations with respect to Letters of Credit), with the prior written consent of the Company (unless an Event of Default has occurred and is continuing), which consent shall not be unreasonably withheld. Upon execution of an Assignment and Transfer Agreement, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the Agent hereunder, and (B) the Agent shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Company shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without the prior written consent of the Agent.

SECTION 14.  AGENCY

     14.1 Each Lender hereby irrevocably designates and appoints CITBC as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CITBC as Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

     14.2 The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

     14.3 Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (A) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with the Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or (B) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of the Company to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Company.
                                        40

     14.4 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     14.5 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; PROVIDED that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

     14.6 Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Company. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

     14.7 The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including negligence on the part of the Agent) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Financing Agreement or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the obligations.

     14.8 The Agent may make loans to, and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

     14.9 The Agent may resign as the Agent upon 30 days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

     14.10 Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all
Lenders: (A) amend the Financing Agreement to I) increase the Line of Credit;
II) reduce the interest rates; III) reduce or waive A) any fees in which the Lenders share hereunder; or B) the repayment of any Obligations due the Lenders; IV) extend the maturity of the Obligations; or V) alter or amend 1) this Section 14.10 or 2) the definitions of Eligible Accounts Receivable, Eligible Inventory, Accounts Receivable Advance Percentage, Inventory Advance Percentage, Inventory Loan Cap, Collateral or Required Lenders, or the Agent's criteria for determining compliance with such definitions of eligibility; (B) release Collateral in bulk without a corresponding reduction in the

Obligations to the Lenders, or (C) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed one hundred and ten percent (110%) of the maximum amount available under Sections 3 and 5 hereof. In all other respects the Agent is authorized to take such actions or fail to take such actions if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders, including, but not limited to, the making of an overadvance or the termination of the Financing Agreement upon the occurrence and during the continuation of an Event of Default unless it is specifically instructed to the contrary by the Required Lenders.

     14.11 In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within 10 days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

     14.12 Each Lender agrees that notwithstanding the provisions of Section 11 of this Financing Agreement any Lender may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the Agent and the Company 90 days prior written notice thereof. Within 30 days after receipt of any such termination notice, the Agent shall, at its option, either (A) give notice of termination to the Company hereunder or (B) purchase the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date.

     14.13 Neither the Agent nor any Lender shall disclose any Confidential Information to any person without the written consent of the Company, other than (a) to the Agent s or such Lender s officers, directors, employees, agents and advisors and to Transferees, and then only on a confidential basis,
(b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. For purposes of this Section 14.13,
 Confidential Information means information that the Company furnishes to the Agent or any Lender pursuant to this Agreement or any other document entered into in connection therewith and the transactions contemplated hereunder and thereunder, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Agent or any Lender of its obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed agreed to, accepted and delivered by their proper and duly authorized officers as of the date set forth above.

                                          Very truly yours,

                                          The CIT Group/Business Credit, Inc.,
                                          as Agent and Lender

                                          By: /s/ Frank A. Brown
                                              ------------------------
                                          Title: Vice President

Read and Agreed to:

Strouds, Inc.

By: /s/ Douglas C. Felderman
    -------------------------
Title: Senior Vice President, Finance
       and Chief Financial Officer

By: /s/ Douglas C. Felderman
    -------------------------
Title: Secretary

                  EXHIBIT A - ASSIGNMENT AND TRANSFER AGREEMENT

                                                       Dated:__________, 199_

Reference is made to the Financing Agreement dated as of March ____, 1998 (as amended, modified, supplemented and in effect from time to time, the "Financing Agreement"), among Strouds, Inc., a Delaware corporation (the "Company"), the Lenders named therein, and The CIT Group/Business Credit, Inc., as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Financing Agreement. This Assignment and Transfer Agreement, between Assignor (as defined and set forth in Schedule 1 hereto and made a part hereof) and Assignee (as defined and set forth in Schedule 1 hereto) is dated as of the Effective Date (as set forth in Schedule 1 hereto).

     1. Assignor hereby irrevocably sells and assigns to Assignee without recourse to Assignor, and Assignee hereby irrevocably purchases and assumes from Assignor without recourse to Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all of Assignor's rights and obligations under the Financing Agreement respecting those, and only those, financing facilities contained in the Financing Agreement as are set forth in Schedule 1 hereto (collectively, the "Assigned Facilities" and individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth in Schedule 1 hereto.

     2. Assignor (A) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement or any other instrument, document or agreement executed in conjunction therewith (collectively the "Ancillary Documents") or the execution, legality, validity, enforceability, genuiness, sufficiency or value of the Financing Agreement, any Collateral thereunder or any of the Ancillary Documents furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (B) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any guarantor or the performance or observance by the Company or any guarantor of any of its respective obligations under the Financing Agreement or any of the Ancillary Documents furnished pursuant thereto.

     3. Assignee (A) represents and warrants that it is legally authorized to enter into this Assignment and Transfer Agreement; (B) confirms that it has received a copy of the Financing Agreement, together with the copies of the most recent financial statements of the Company, and such other documents and information as it has deemed appropriate to make its own credit analysis; (C) agrees that it will, independently and without reliance upon the Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement; (D) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (E) agrees that it will be bound by the provisions of the Financing

Agreement and will perform in accordance with its terms all the obligations which by the terms of the Financing Agreement are required to be performed by it as Lender; and (F) if Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to Assignee's exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

     4. Following the execution of this Assignment and Transfer Agreement by Assignor and Assignee, such Assignment and Transfer Agreement will be delivered to the Agent for acceptance by it and the Company, effective as of the Effective Date.

     5. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the assigned interest (including payments of principal, interest, fees and other amounts) to Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date made by the Agent or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (A) Assignee shall be a party to the Financing Agreement and, to the extent provided in this Assignment and Transfer Agreement, have the rights and obligations of a Lender thereunder, and (B) Assignor shall, to the extent provided in this Assignment and Transfer Agreement, relinquish its rights and be released from its obligations under the Financing Agreement.

     7. THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Transfer Agreement to be executed by their duly authorized officers on
Schedule 1 hereto.